Exhibit 99.1

NEWS RELEASE

For more information contact:

FEI Company

Fletcher Chamberlin

Treasurer & Communications Director

(503) 726-7710

fletcher.chamberlin@fei.com

FEI Reports Sequential Increase in Fourth Quarter Sales and Net Income

Earnings Per Share Grew from $0.11 in Q3 to $0.20 in Q4

HILLSBORO, Ore., February 5, 2009 — FEI Company (NASDAQ: FEIC) reported growth in sales for the fourth quarter of 2008 from both the third quarter and the comparable quarter a year ago. Sales for the quarter were also the second highest in the company’s history. Operating income was the highest in five quarters and net income was up 86% over the third-quarter levels. Revenue and net income were above guidance, as well as bookings (consistent with the company’s previous announcement).

Net sales for the quarter ended December 31, 2008 of $151.7 million were up 7% compared to the third quarter of 2008 and up 1% compared to the fourth quarter of 2007. Gross new bookings were $181.8 million before $20.4 million of currency revaluation of the backlog and $7.6 million of cancellations. Net bookings in the quarter totaled $153.8 million compared with a record $175.3 million in the third quarter of 2008 and $156.3 million for the fourth quarter of 2007. The backlog at the end of the quarter was $330.5 million, the highest in the company’s history. Approximately 90% of the backlog is expected to ship in the next 12 months.

Operating income for the fourth quarter of 2008 was $11.2 million, compared with $6.2 million in the third quarter of 2008 and $7.4 million in last year’s fourth quarter. Restructuring expenses in the latest quarter reduced operating income by $0.8 million or $0.02 per diluted share. Net income for the fourth quarter of 2008 was $7.3 million, compared with $3.9 million in the third quarter of 2008 and $15.9 million in last year’s fourth quarter (which included a $4.3 million tax benefit, equal to $0.09 per share). Diluted earnings per share in the latest quarter was $0.20, compared with $0.11 in the third quarter of 2008 and $0.37 in the fourth quarter of 2007. Total cash and investments increased by $5.3 million in the quarter to $319.3 million, and operating cash flow was positive $25.1 million for the quarter.

For the full year 2008, bookings were $620.0 million, up 4% from 2007. Revenue was $599.2 million, up 1% from 2007. Both were records. Net income for 2008 was $24.3 million or $0.61 per share, compared with $58.3 million, or $1.36 per share in 2007. Operating cash flow for the year was $54.9 million, compared with $51.5 million in 2007.

“We had a good quarter,” said Don Kania, president and CEO of FEI. “Our Research & Industry segment registered the highest bookings quarter in its history, as customers worldwide continued their investment in nanotechnology centers and our best-in-class tools. Our Life Sciences segment completed the year with 31% annual bookings growth, and we are investing for further growth in this area. Electronics bookings were down as expected due to market weakness.

“Despite the stronger dollar, which reduces our revenues, sales were the second-highest in our history,” continued Kania. “Higher operating margins resulted from the beneficial impact of restructuring and the stronger dollar. For the first quarter, a seasonally weak quarter, revenue will be moderated if the U.S. dollar remains strong. We continue to target sequential margin improvement due to higher-margin new products, more favorable foreign exchange rates and the impact of our restructuring program. The Electronics market is likely to remain weak in the quarter, while the outlook for the Research & Industry and Life Sciences markets remains positive.”

Bookings and revenue comparisons for the company’s market segments and other data are included in the supplementary information attached to this release, along with detailed statements of operations and balance sheets.

Guidance for Q1 2009

Assuming an average euro/dollar exchange rate of $1.35, FEI expects net sales in the first quarter of 2009 to be in the range of $135 million to $142 million. Bookings are expected to be above $130 million. GAAP earnings per share are expected to be in the range of $0.10 to $0.15, assuming a 25% tax rate and restructuring charges estimated at $1 million.

Investor Conference Call — 2:00 p.m. PST Thursday, February 5, 2009

Parties interested in listening to FEI’s quarterly conference call may do so by dialing 1-800-218-0713 (domestic, toll-free) or 1-303-228-2960 (international) and asking for the FEI Fourth Quarter Earnings call. The call can also be accessed via the web by going to FEI’s Investor Relations page at www.fei.com, where the webcast will also be archived. A telephone replay of the call will also be accessible for one month by dialing 1-800-405-2236 (US) or 1-303-590-3000 (international) and entering the access code 11125543#.

About FEI

FEI (Nasdaq: FEIC) is the world leader in pioneering technologies and applications that deliver imaging solutions for 3D characterization, analysis and modification/prototyping with resolutions down to the sub-Ångström level. Our customers, working in advanced research and manufacturing, are supported by field-experienced applications specialists. They have open access to FEI’s prestigious global user network so they can succeed in accelerating nanoscale discovery and contribute to better living through new product commercialization. FEI’s NanoPorts in North America, Europe and Asia provide centers of technical excellence where our world-class community of customers and specialists collaborate on the ongoing development of new ideas and innovative solutions. FEI has sales and service operations in more than 50 countries around the world. More information can be found at: www.fei.com.

Safe Harbor Statement

This news release contains forward-looking statements that include our guidance for the first quarter of 2009; expected demand in our markets; the expected shipment of our backlog; expectations for future bookings and backlog; the impact of foreign exchange rates on our results; expectations about foreign currency rates; government commitments to continued spending for science and technology; expected tax rates; the impact of our restructuring program; expected margin improvement; global macro-economic trends; and the impact of new products. Factors that could affect these forward-looking statements include, but are not limited to, global economic crisis, the strength and potential weakness of the Research and Industry, Electronics and Life Sciences segments; the potential impact on government funding of technology investments due to global financial system rescue programs; cyclical changes in the data storage and semiconductor industries, which are the major components of the Electronics market; fluctuations in foreign exchange, interest and tax rates; changes in tax rate and laws and accounting rules regarding taxes; our continued ability to maintain deferral accounting of hedge transactions; valuation of the auction rate securities we hold and classification of them on the balance sheet; inability to produce a higher volume of products with existing personnel or facilities; reduced profitability due to failure to achieve or sustain margin improvement in service or product manufacturing; the relative mix of higher-margin and lower-margin products; failure to achieve expected benefits of restructuring plans; changes in restructuring plans; risks associated with shipping a high percentage of the company’s quarterly revenue in the last month of the quarter; difficulty in obtaining parts from suppliers; inability to achieve cost reductions in manufacturing or other areas; lower than expected customer orders; cancellation of customer orders; customer requests to defer planned shipments; failure of customers to adopt new technologies; increased competition and new product offerings from competitors; lower average sales prices and reduced margins on some product sales due to increased competition; failure of the company’s products and technology to find acceptance with customers; delays in shipping products for technical performance, component supply or other reasons; potential additional restructurings and reorganizations not presently anticipated; reduced sales due to geopolitical risks; changes in trade policies and tariff regulations; changes in the regulatory environment in the nations where we do business; bankruptcy or insolvency of customers or suppliers; inability to overcome technological barriers; additional selling, general and administrative or research and development expenses; additional costs related to future merger and acquisition activity; and failure of the company to achieve anticipated benefits of acquisitions and collaborations, including failure to achieve financial goals and integrate future acquisitions successfully. Please also refer to our Form 10-K, Forms 10-Q, Forms 8-K and other filings with the U.S. Securities and Exchange Commission for additional information on these factors and other factors that could cause actual results to differ materially from the forward-looking statements. FEI assumes no duty to update forward-looking statements.

FEI Company and Subsidiaries

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2008	September 28, 2008	December 31, 2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$146,521	$131,956	$280,593
Short-term investments in marketable securities	32,901	41,455	152,041
Short-term restricted cash	10,994	17,947	20,984
Receivables	139,733	152,272	157,120
Inventories	141,609	149,899	138,762
Deferred tax assets	2,884	3,499	4,788
Other current assets	32,926	34,331	36,273

Total current assets	507,568	531,359	790,561
Non-current investments in marketable securities	94,098	101,287	12,758
Long-term restricted cash	34,833	21,383	24,621
Non-current inventories	41,072	42,274	42,168
Property plant and equipment, net	76,991	76,690	74,700
Purchased technology, net	1,295	1,502	2,862
Goodwill	40,964	40,866	40,864
Deferred tax assets	2,188	2,460	2,641
Other assets, net	33,163	16,857	16,834

TOTAL	$832,172	$834,678	$1,008,009

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$34,964	$38,420	$31,156
Accrued payroll liabilities	19,219	20,769	26,833
Accrued warranty reserves	6,439	6,485	6,585
Accrued agent commissions	9,882	9,414	8,401
Deferred revenue	44,135	44,048	60,681
Income taxes payable	3,040	3,843	3,106
Accrued restructuring, reorganization and relocation	240	641	580
Current portion of convertible debt	0	0	195,882
Other current liabilities	33,732	34,748	29,266

Total current liabilities	$151,651	158,368	362,490
Convertible debt	115,000	115,000	115,000
Deferred tax liabilities	4,164	4,526	4,479
Other liabilities	42,268	47,310	38,646
SHAREHOLDERS’ EQUITY:
Preferred stock - 500 shares authorized; none issued and outstanding	—	—	—
Common stock - 70,000 shares authorized; 37,286, 37,126, and 36,405, shares issued and outstanding at December 31, 2008, September 28, 2008, and December 31, 2007	418,025	412,800	395,904
Retained earnings	50,700	43,351	26,398
Accumulated other comprehensive income	50,364	53,323	65,092

Total shareholders’ equity	519,089	509,474	487,394

TOTAL	$832,172	$834,678	$1,008,009

FEI Company and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Thirteen Weeks Ended			Year Ended
	December 31, 2008	September 28, 2008	December 31, 2007	December 31, 2008	December 31, 2007
NET SALES:
Products	$117,903	$106,631	$117,938	$461,506	$465,088
Service and components	33,823	35,137	32,270	137,673	127,422

Total net sales	151,726	141,768	150,208	599,179	592,510

COST OF SALES:
Products	67,791	60,385	65,995	265,543	252,546
Service and components	23,941	24,681	24,525	99,095	93,544

Total cost of sales	91,732	85,066	90,520	364,638	346,090

Gross profit	59,994	56,702	59,688	234,541	246,420

OPERATING EXPENSES:
Research and development	16,907	17,168	18,159	70,378	66,042
Selling, general and administrative	30,656	31,685	33,499	126,960	124,160
Amortization of purchased technology	441	455	450	1,808	1,777
Restructuring, reorganization and relocation	820	1,176	132	4,267	(272)

Total operating expenses	48,824	50,484	52,240	203,413	191,707

OPERATING INCOME	11,170	6,218	7,448	31,128	54,713

OTHER INCOME (EXPENSE):
Interest income	2,535	2,710	6,498	14,362	22,372
Interest expense	(1,736)	(1,689)	(2,444)	(7,906)	(8,735)
Gain on investment disposals and impairment, net	—	—	—	—	1,167
Other expense, net	(1,818)	(1,612)	(230)	(4,670)	(3,492)

Total other income (expense), net	(1,019)	(591)	3,824	1,786	11,312

INCOME FROM CONTINUING OPERATIONS BEFORE TAXES	10,151	5,627	11,272	32,914	66,025
INCOME TAX EXPENSE	2,802	1,679	(4,331)	8,612	8,077

INCOME FROM CONTINUING OPERATIONS	7,349	3,948	15,603	24,302	57,948
DISCONTINUED OPERATIONS:
Gain (loss) from discontinued operations	—	—	—	—	—
Gain on disposal, net of income taxes	—	—	263	—	390

INCOME FROM DISCONTINUED OPERATIONS	—	—	263	—	390

NET INCOME	$7,349	$3,948	$15,866	$24,302	$58,338

BASIC NET INCOME PER SHARE DATA:
From continuing operations	$0.20	$0.11	$0.43	$0.66	$1.62

From discontinued operations	$0.00	$0.00	$0.01	$0.00	$0.01

DILUTED NET INCOME PER SHARE DATA:
From continuing operations	$0.20	$0.11	$0.36	$0.61	$1.35

From discontinued operations	$0.00	$0.00	$0.01	$0.00	$0.01

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	37,183	36,780	36,323	36,766	35,709

Diluted	37,446	37,306	46,477	40,546	46,254

FEI Company and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Thirteen Weeks Ended (1)			Year Ended (1)
	December 31, 2008	September, 28 2008	December 31, 2007	December 31, 2008	December 31, 2007
NET SALES:
Products	77.7%	75.2%	78.5%	77.0%	78.5%
Service and components	22.3%	24.8%	21.5%	23.0%	21.5%

Total net sales	100.0%	100.0%	100.0%	100.0%	100.0%

COST OF SALES:
Products	44.7%	42.6%	43.9%	44.3%	42.6%
Service and components	15.8%	17.4%	16.3%	16.5%	15.8%

Total cost of sales	60.5%	60.0%	60.3%	60.9%	58.4%

Gross profit	39.5%	40.0%	39.7%	39.1%	41.6%

OPERATING EXPENSES:
Research and development	11.1%	12.1%	12.1%	11.7%	11.1%
Selling, general and administrative	20.2%	22.3%	22.3%	21.2%	21.0%
Amortization of purchased technology	0.3%	0.3%	0.3%	0.3%	0.3%
Restructuring, reorganization and relocation	0.5%	0.8%	0.1%	0.7%	0.0%

Total operating expenses	32.2%	35.6%	34.8%	33.9%	32.4%

OPERATING INCOME	7.4%	4.4%	5.0%	5.2%	9.2%

OTHER INCOME (EXPENSE):
Interest income	1.7%	1.9%	4.3%	2.4%	3.8%
Interest expense	-1.1%	-1.2%	-1.6%	-1.3%	-1.5%
Gain on investment disposals and impairment, net	0.0%	0.0%	0.0%	0.0%	0.2%
Other expense, net	-1.2%	-1.1%	-0.2%	-0.8%	-0.6%

Total other income (expense), net	-0.7%	-0.4%	2.5%	0.3%	1.9%

INCOME FROM CONTINUING OPERATIONS BEFORE TAXES	6.7%	4.0%	7.5%	5.5%	11.1%

INCOME TAX EXPENSE	1.8%	1.2%	-2.9%	1.4%	1.4%

INCOME FROM CONTINUING OPERATIONS	4.8%	2.8%	10.4%	4.1%	9.8%
DISCONTINUED OPERATIONS:
Gain (loss) from discontinued operations	0.0%	0.0%	0.0%	0.0%	0.0%
Gain on disposal, net of income taxes	0.0%	0.0%	0.2%	0.0%	0.1%

INCOME FROM DISCONTINUED OPERATIONS	0.0%	0.0%	0.2%	0.0%	0.1%

NET INCOME	4.8%	2.8%	10.6%	4.1%	9.8%

(1)	Percentages may not add due to rounding.

FEI COMPANY

Supplemental Data Table 1

($ in millions, except per share amounts)

(Unaudited)

	Q4 Ended 12/31/2008	Q3 Ended 9/28/2008	Q4 Ended 12/31/2007
Income Statement Highlights
Consolidated sales	$151.7	$141.8	$150.2
Gross margin	39.5%	40.0%	39.7%
R&D spending	$16.9	$17.2	$18.2
R&D (% of sales)	11.1%	12.1%	12.1%
SG&A	$30.7	$31.7	$33.5
SG&A (% of sales)	20.2%	22.3%	22.3%
Stock compensation expense - COGS	$0.3	$0.2	$0.4
Stock compensation expense - R&D	$0.3	$0.3	$0.3
Stock compensation expense - SG&A	$1.8	$1.4	$1.5
Net income from continuing operations	$7.3	$3.9	$15.6
Net income from discontinued operations	$0.0	$0.0	$0.3
Net income	$7.3	$3.9	$15.9
Diluted earnings per share from continuing operations	$0.20	$0.11	$0.36
Diluted earnings per share from discontinued operations	$0.00	$0.00	$0.01
Interest income add back included in the calculation of diluted EPS	$0.0	$0.0	$1.2
Sales by Market Segment
Electronics	$32.4	$35.4	$33.0
Research & Industry	$67.3	$47.9	$67.8
Life Sciences	$18.2	$23.4	$17.1
Service and Components	$33.8	$35.1	$32.3
Sales by Geography
North America	$54.8	$51.4	$63.2
Europe	$70.8	$57.4	$63.8
Asia-Pacific	$26.1	$33.0	$23.2
Bookings
Total	$153.8	$175.3	$156.3
Book-to-bill ratio	1.01	1.24	1.04
Backlog - total	$330.5	$329.5	$310.8
Backlog - Service and Components	$57.0	$59.8	$54.7
Bookings by Market Segment
Electronics	$22.2	$51.2	$39.6
Research & Industry	$82.2	$68.0	$63.2
Life Sciences	$17.3	$25.9	$24.0
Service and Components	$32.1	$30.2	$29.5
Balance Sheet Highlights
Cash, equivalents, investments, restricted cash	$319.3	$314.0	$491.0
Operating cash generated (used)	$25.1	$32.2	$34.8
Accounts receivable	$139.7	$152.3	$157.1
Days sales outstanding (DSO)	84	98	95
Inventory turnover	2.5	2.2	2.6
Inventories	$141.6	$149.9	$138.8
Property, plant and equipment	$77.0	$76.7	$74.7
Fixed asset investment (during quarter)	$3.5	$2.5	$7.3
Depreciation expense	$3.9	$4.2	$3.8
Current liabilities	$151.7	$158.4	$362.5
Working capital	$355.9	$373.0	$428.1
Shareholders’ equity	$519.1	$509.5	$487.4
Headcount (permanent and temporary)	1,803	1,787	1,866